Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-273794 and 333-282450) and Form S-8 (Nos. 333-205253, 333-210171, 333-223514, 333-230092, 333-236824, 333-253776, 333-263134, 333-269081, 333-270319, 333-277658, 333-285769 and 333-287027) of Seres Therapeutics, Inc. of our report dated March 12, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 12, 2026